Exhibit 2.2

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (this “Amendment”) is entered into as of August 5, 2025 (“Amendment Effective Date”), by and among Chimera Investment Corporation, a Maryland corporation (“Buyer”), Chimera Funding TRS LLC, a Delaware limited liability company (“Buyer Assignee”), Seer Capital Partners Master Fund LP, a Cayman Islands exempted limited partnership (“Seer Master Fund”), Seer Capital Management LP, a Delaware limited partnership, not for itself but for the benefit of its clients (“Seer Capital”, and together with Seer Master Fund, the “Holdco Sellers” and each a “Holdco Seller”), and solely in its capacity as representative for the Management Sellers, Kyle Walker (“Management Seller Representative”).

RECITALS

WHEREAS, Buyer, Holdco Sellers, Management Seller Representative and certain other parties entered into that certain Stock Purchase Agreement, dated as of June 11, 2025 (the “Purchase Agreement”);

WHEREAS, Buyer assigned certain of its obligations under the Purchase Agreement to Buyer Assignee pursuant to that certain Assignment and Assumption Agreement by and between Buyer and Buyer Assignee, dated June 11, 2025;

WHEREAS, the Purchase Agreement may only be amended in writing by an instrument executed by Buyer, Holdco Sellers and Management Seller Representative; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

2.Amendments to Purchase Agreement.

(a)    The following definitions are hereby added to Section 1.1 of the Purchase Agreement:

“Accounting Expenses” has the meaning set forth in Section 9.12.

“Commission” has the meaning set forth in Section 3.1(e).

“Registration Rights Agreement” means the Registration Rights Agreement executed by each of the Sellers and Buyer, dated as of the Amendment Effective Date.

Exhibit 2.2
“State Securities Laws” has the meaning set forth in Section 3.1(e).

(b)    The definition of “Adjusted Book Value” in Section 1.1 of the Purchase Agreement is hereby amended by inserting the following at the end thereof:
“and (iv) without taking into account any accrual related to the Accounting Expenses.”

(c)    The definition of “Ancillary Agreements” in Section 1.1 of the Purchase Agreement is hereby amended by inserting the following immediately after “the R&W Insurance Policy”:

“, the Registration Rights Agreement”.

(d)    The definition “Registration Statement” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

(e)    The last sentence in Section 2.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“All transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 12:01 a.m. New York City time on the Closing Date; provided that if the Closing occurs on the last day of a calendar month, the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 11:59 p.m. New York City time, on the Closing Date.”

(f)    The following is hereby added as Section 3.1(e) to the Purchase Agreement:

“Status of Each Seller; Restrictions on Transfer or Sale of Buyer Stock.

(i) Each Seller, for itself and on behalf of any client for whom such Seller is acting, (A) has such knowledge, skill and experience in business, financial and investment matters and is capable of evaluating the merits and risks of an investment in the Buyer Stock issuable hereunder, (B) has made, either alone or with the assistance of its own professional advisors, to the extent deemed appropriate, its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Buyer Stock issuable hereunder, (C) has considered the suitability of the Buyer Stock issuable hereunder an investment in light of its own circumstances and financial condition, (D) is able to bear the risks associated with an investment in the Buyer Stock issuable hereunder, and (E) agrees to furnish Buyer any additional information requested by Buyer to assure compliance with applicable U.S. federal and state securities laws in connection with the offer and sale of the Buyer Stock issuable hereunder.

(ii) Each Seller, for itself and on behalf of any client for whom such Seller is acting, (A) is acquiring shares of Buyer Stock for his, her or its own

Exhibit 2.2
account, for investment purposes, and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act or any applicable foreign, federal, state or local securities or “Blue Sky” laws (“State Securities Laws”), (B) understands that the offer and sale of the Buyer Stock issuable hereunder have not been registered under the Securities Act or any applicable State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Seller and any client for which such Seller is acting, (C) understands that Buyer is relying upon the representations and agreements contained in this Section 3.1(e) (and any supplemental information) for the purpose of determining whether the offer and sale of the Buyer Stock issuable hereunder meets the requirements for such exemptions, (D) understands that the shares of Buyer Stock issuable hereunder are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the such Seller and any client for which such Seller is acting may dispose of the Buyer Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, (E) will not sell, assign, pledge, give, transfer, or otherwise dispose of the shares of Buyer Stock or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable State Securities Laws, or the transaction is exempt from the registration requirements of the Securities Act and all applicable requirements of State Securities Laws, and (F) understands that certificates, if any, representing the shares of Buyer Stock issuable hereunder will bear a legend making reference to the foregoing restrictions, and that Buyer shall not be required to give effect to any purported transfer of the shares of Buyer Stock being issued hereunder except upon compliance with the foregoing restrictions.

(g)    The following is hereby added as 3.3(i)(vi) to the Purchase Agreement:

“As of the date hereof, Buyer is eligible under applicable federal securities Laws to file an automatic shelf registration statement on Form S-3ASR to register the shares of Buyer Stock to be delivered pursuant to this Agreement for resale by the Sellers.”

(h)     The following is hereby added as 3.3(i)(vii) to the Purchase Agreement:

“Assuming that the representations and warranties set forth in Section 3.1(e) are true and correct in all respects as of the date of this Agreement and as of the Closing Date, the offer and sale of shares of Buyer Stock issuable pursuant to this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder.”

(i)    The following at the end of Section 3.3(k)(iii) of the Purchase Agreement is hereby deleted in its entirety:

Exhibit 2.2

“, including but not limited to, information included in the Registration Statement.”

(j)    Section 4.2(c) of the Purchase Agreement is hereby deleted in its entirety.

(k)    Section 6.1(d) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Stock Matters: All actions required by Applicable Law to effectuate the issuance of Buyer Stock to be issued pursuant to Section 2.3(b) shall have been completed.”

(l)    Section 6.1(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Registration Rights Agreement. The Registration Rights Agreement, duly executed by the Buyer and Sellers, shall be in full force and effect as of the Closing Date.”

(m)    The following is hereby added to the end of Section 9.12 of the Purchase Agreement:

(n)    “and (iii) any costs, expenses, or fees payable to Houlihan Lokey or another certified public accountant or financial advisory firm selected in connection with any financial advisory, accounting, internal controls analysis, or other similar services provided to Holdco or any member of the Company Group following the date hereof for purposes of preparing any financial disclosures or filings with the SEC related to Buyer or the transactions contemplated by this Agreement (“Accounting Expenses”), shall be the sole responsibility of Buyer. For the avoidance of doubt, costs incurred by Sellers, Holdco or the Company Group relating to financial advisory, accounting or other similar services that are not in furtherance of preparation of financial disclosures or filings with the SEC shall not be considered Accounting Expenses and shall be the sole responsibility of Sellers, Holdco or the Company Group, as applicable, unless any such costs were incurred at the request of Buyer.”

(o)    The reference to “The Tampa Lease” in Section 3.2(m)(i)(7) of the Seller Disclosure Schedule is hereby deleted in its entirety.

3. Reference to and Effect on the Purchase Agreement.

(a)    This Amendment shall become effective as of the date first written above.

(b)    Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby.

Exhibit 2.2
(c)    Except as amended hereby, the Purchase Agreement, shall remain in full force and effect in accordance with its terms.

4.    Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the Applicable Laws of any jurisdiction other than the State of New York.

5.    Counterparts. This Amendment may be executed in one or more counterparts (including by means of portable document format), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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Exhibit 2.2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

BUYER:

CHIMERA INVESTMENT CORPORATION

By: /s/ Phillip J. Kardis II
Name: Phillip J. Kardis II
Title: President and Chief Executive Officer

BUYER ASSIGNEE:

CHIMERA FUNDING TRS LLC

By: Chimera Investment Corporation, as Sole         Member

By: /s/ Phillip J. Kardis II
Name: Phillip J. Kardis II
Title: President and Chief Executive Officer

[Signatures Continue on Following Page]

[Signature Page to First Amendment to the Stock Purchase Agreement]

Exhibit 2.2

HOLDCO SELLERS:

SEER CAPITAL PARTNERS MASTER FUND LP

By: Seer Capital Management LP, its investment manager

By: /s/ Richard D’Albert
Name: Richard D’Albert
Title: Authorized Signatory

SEER CAPITAL MANAGEMENT LP, not for itself but for the benefit of its clients

Name: /s/ Richard D’Albert
Title: Authorized Signatory

MANAGEMENT SELLER REPRESENTATIVE:

/s/ Kyle Walker
Kyle Walker

[Signature Page to First Amendment to the Stock Purchase Agreement]